EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Paul Carousso

(914) 595-8218

VISANT CORPORATION ANNOUNCES PROPOSED REPRICING OF OUTSTANDING SENIOR SECURED TERM LOAN FACILITY

ARMONK, New York, February 15, 2011 — VISANT CORPORATION today announced that it is pursuing a repricing of its outstanding $1,250.0 million senior secured term loan facility at this time to take advantage of lower interest rates currently available in the senior secured debt market. Other than pricing, the terms of the facility are expected to remain substantially the same as currently are in place under the company’s existing senior secured credit facilities. The proposed repricing will be effected through the incurrence of a new $1,250.0 million senior secured term loan facility under the company’s existing senior secured credit facilities, with the proceeds of the new term loan, together with cash on hand, being used to repay the existing senior secured term loan facility in full, and is subject to the payment of a prepayment premium of 1% of the amount of the outstanding term loans at the closing of the repricing. The transaction will require the consent of lenders holding a majority of the outstanding commitments and loans under the company’s existing term and revolving credit facilities in order to amend the company’s existing senior secured credit facilities to permit the proposed transaction, and is subject to market and other conditions. Subject to the foregoing, Visant anticipates consummating the proposed repricing amendment process in the next two weeks, however, there can be no assurance that the repricing will be consummated.

Visant previously released preliminary, unaudited full fiscal year 2010 results under a Form 8-K dated February 1, 2011. The company’s audited fiscal year 2010 results are anticipated to be released on March 7, 2011.

This press release is for informational purposes only and is not and shall not constitute an offer to purchase nor a solicitation of an offer to sell any securities of Visant.

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics, and educational and trade publishing segments.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements including, without limitation, statements concerning the repricing. Forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 2, 2010.

The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements: our substantial indebtedness and our ability to service the indebtedness; our inability to implement our business strategy in a timely and effective manner; global market and economic conditions; levels of customers’ advertising and marketing spending, including as may be impacted by economic factors and general market conditions; competition from other companies; fluctuations in raw material prices; our reliance on a limited number of suppliers; the seasonality of our businesses; the loss of significant customers or customer relationships; Jostens’ reliance on independent sales representatives; our reliance on numerous complex information systems; the amount of capital expenditures required at our businesses; developments in technology and related changes in consumer behavior; the reliance of our businesses on limited production facilities; actions taken by the U.S. Postal Service and changes in postal standards and their effect on our marketing services business, including as such changes may impact competition for our sampling systems; labor disturbances; environmental obligations and liabilities; adverse outcome of pending or threatened litigation; the enforcement of intellectual property rights; the impact of changes in applicable law and regulations; the textbook adoption cycle and levels of government funding for education spending; and control by our stockholders.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements may not in fact occur. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or revise any of them in light of new information, future events or otherwise, except as required by law.